Exhibit 99.2
UNILIFE CORPORATION
ARBN 141 042 757
Appendix 4E — Preliminary Final Report
Year ended 30 June 2010
Results for announcement to market

UNILIFE CORPORATION HIGHLIGHTS
Results for Announcement to the Market

				Year Ended	Year Ended
				30 June 2010	30 June 2009
				US$000’s	US$000’s

Revenues from ordinary activities	Down	43%	to	11,422	19,976
Profit (loss) from ordinary activities after tax attributable to members	Up	5,654%	to	(29,748)	(517)
Net profit (loss) for the period attributable to members	Up	5,654%	to	(29,748)	(517)

Dividends (distribution)	Amount per security	Franked amount per security
Final dividend	N/A	N/A
Interim dividend	N/A	N/A
Total	N/A	N/A
Record date for determining entitlements to the dividend		N/A
Results of Operations
Revenues decreased from US$20.0 million during the year ended 30 June 2009 to US$11.4 million during the year ended 30 June 2010. This decrease was primarily attributable to a decrease in revenues from the Company’s industrialization agreement with sanofi-aventis due to the nature and timing of milestones achieved during the years ended 30 June 2010 and 2009.
Net loss increased from US$0.5 million during the year ended 30 June 2009 to US$29.7 million during the year ended 30 June 2010. The increase in the net loss was primarily attributable to the decline in revenues as well as a significant increase in legal and consulting fees incurred in connection with the Company’s redomiciliation to the United States. The Company also incurred significantly higher payroll and related costs during the year ended 30 June 2010 due to an increase in the workforce at the Company’s Lewisberry, Pennsylvania facility.
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Review of Activities
Redomiciliation to the United States
Unilife Corporation successfully implemented its schemes of arrangement on 27 January 2010 to complete the redomiciliation of the Company to the United States of America (U.S.). The U.S. Securities and Exchange Commission (SEC) subsequently declared the Company’s Form 10 registration statement effective as on 11 February 2010, clearing the path for trading of Unilife Corporation shares to commence on the NASDAQ stock exchange.
Unifill Syringe
Agreements with sanofi-aventis
On 1 July 2009, Unilife announced the signing of an Industrialization Agreement with sanofi-aventis for the commercialization of the Unifill ready-to-fill syringe. The Industrialization Agreement together with the Exclusive Agreement (as amended) set forth the terms of the on-going relationship of the parties, including sanofi-aventis’ commitment to complete the funding of the A$30.4 million (€17 million) Unifill syringe industrialization program commenced by Unilife in July 2008. Furthermore, the agreements outlined the agreed pricing structure under which sanofi-aventis will purchase the Unifill syringe, subject to the signing of a Supply Agreement, and provide to Unilife the right to supply the Unifill syringe to other pharmaceutical companies in certain therapeutic drug classes.
On 2 March 2010, Unilife agreed to a list of therapeutic drug classes including anti-thrombotic agents and vaccines within which sanofi-aventis has the exclusive right to purchase the Unifill syringe until 30 June 2014. Sanofi-aventis also secured exclusivity within an additional four smaller sub-groups that fall within other therapeutic classes that represent new market opportunities in the pharmaceutical use of prefilled syringes. The scope of the Exclusivity List enabled Unilife to commence formal discussions with other pharmaceutical companies relating to the potential use of the Unifill syringe within a number of therapeutic classes that fall outside of those areas retained by sanofi-aventis.
Industrialization Program
As part of the signing of the Industrialization Agreement, Unilife and sanofi-aventis agreed that the Industrialization program for the Unifill Syringe was proceeding approximately one year ahead of the original schedule.
On 19 November 2009, Unilife announced the appointment of Mikron Group (“Mikron”) as its contracted supply partner for the development and supply of automated assembly systems to support the commercial production of the Unifill syringe. The first Unifill™ commercial line currently being developed is to have a target production capacity of approximately 60 million units per year. As part of proof-of-principle activities undertaken to validate the modular assembly platform being developed by Mikron, the Unifill syringe was successfully produced at desired speeds using the same assembly system station that will serve as the platform for the commercial assembly line, as well as additional higher volume lines.
Unilife has also continued discussions with a number of current and potential supply partners for the production of the Unifill syringe. The Company is developing a dual-source strategy for all components used to manufacture the Unifill syringe.
Discussions with additional pharmaceutical companies
Following the signing of the Industrialization Agreement, Unilife was able to commence discussions with other pharmaceutical companies which are interested in the utilization of the Unifill syringe for drugs targeted for use within therapeutic drug classes outside of those retained by sanofi-aventis. A number of these discussions have accelerated during the past year. The Company remains confident that supply and/or collaborative agreements will be secured with additional pharmaceutical companies moving forward.
Pipeline Products
On 25 November 2009, Unilife announced the filing of patent applications in the U.S for a new ready-to-fill syringe (prefilled syringe) to be marketed as the UnifillTM Select. This new pipeline product, which is to be primarily targeted for use with vaccines and other drug administered via intramuscular injection, can further expand the Company’s ability to penetrate the pharmaceutical market for prefilled syringes. Unilife commenced discussions with interested pharmaceutical parties regarding the UnifillTM Select during the year. Unilife has received written legal opinion that the Unifill™ Select is not subject to any agreements the Company has previously signed relating to the Unifill™ syringe.
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Unitract 1mL Syringe
On 12 August 2009, Unilife announced it had commenced U.S. production of the Unitract 1mL Insulin Syringe at its FDA-registered manufacturing facility in Lewisberry, Pennsylvania (PA). On 22 February 2010, the Company announced it had donated its first shipment of Unitract 1mL syringes to Doctors Without Borders to support ongoing relief efforts in Haiti. On 5 April 2010, Unilife announced it had received market clearance from the U.S. Food and Drug Administration (FDA) for Unitract 1mL Insulin Syringes assembled at its Lewisberry, PA manufacturing facility. On June 11 2010, Unilife received EC certification to apply the CE Mark to its Unitract syringes allowing distribution of syringes produced at its Lewisberry, PA manufacturing facility to the European Union and Australia.
On 10 March 2010, Unilife announced that it had signed an exclusive five-year agreement with Stason Pharmaceuticals Inc. (“Stason”), a U.S.-based pharmaceutical company, to market the Unitract 1mL safety syringes in Japan, China and Taiwan. The agreement includes a requirement for Stason to purchase a minimum of one million units of the Unitract 1mL syringe per year during the term of the contract, commencing with the immediate placement of a one million unit order. On 29 April 2010, Unilife further announced its entry into the Indian healthcare market with the appointment of Clinicare as its local partner, and the relocation of Dr. Gerald Verollet, Vice-President of Scientific and International Affairs, to the country to help coordinate local activities.
Unilife remains in discussions with a number of interested healthcare suppliers and pharmaceutical companies within the U.S., Europe and other international regions regarding the sale and marketing of its Unitract™ 1mL syringes.
Business Expansion
Human Resources
Unilife has appointed a number of experienced members to its Board and management team during the year. New representatives appointed to the Unilife Board are:
•
John Lund, CPA (Non-Executive Director) has been providing SEC reporting and compliance, merger and acquisition, and public accounting audit services to publicly listed companies since 1991. Mr. Lund is chair of the Unilife Audit Committee and is a member of the Strategic Partnerships, Compensation, and Nominating and Corporate Governance Committees.

•
Mary Katherine Wold, JD (Non-Executive Director) is the chair of the Strategic Partnerships Committee and serves on the Audit Committee. Most recently, Ms. Wold served as the Senior Vice President of Finance at Wyeth, one of the largest research-based pharmaceutical companies in the world prior to its recent $68 billion acquisition by Pfizer.

•
Marc Firestone, JD (Non-Executive Director) is the Executive Vice President and General Counsel for Kraft Foods, a Fortune 100 company and the largest food company in the United States with annual, worldwide sales of approximately $48 billion. Mr. Firestone is chair of the Unilife Nominating and Corporate Governance Committee and serves as a member of the Strategic Partnerships Committee.

Since 1 July 2009, Unilife has increased its number of employees to 175, with the majority located at its Lewisberry, PA facility. Senior executives appointed during the year include:
•
Richard Wieland, BA, MBA (Executive Vice President and Chief Financial Officer) has served as the CFO of four NASDAQ-listed companies within the life sciences industry, and as a senior executive of two New York Stock Exchange-listed companies during his 30 year career. Prior to joining Unilife, Mr. Wieland served as the CFO of Cytochroma Inc., a privately-held specialty pharmaceutical company, and served as Executive Vice-President and CFO of Advanced Life Sciences Holdings, Inc., a NASDAQ-listed clinical-stage biopharmaceutical company.

•
Christopher Naftzger, BA, JD, (General Counsel, Corporate Secretary and Chief Compliance Officer) has fifteen years experience. Formerly with Chesapeake Corporation, as assistant general counsel and assistant secretary, he managed negotiations for multi-year / multi-product supply contracts with a number of leading pharmaceutical and healthcare companies.

Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Development of New Global Headquarters and Manufacturing Facility in York, PA
On 16 December 2009, Unilife announced that it had commenced construction of its new global headquarters and commercial production facility in York, PA. Situated at 250 Cross Farm Lane in York, the 165,000 square foot development is projected to be ready for operations by late 2010. The facility is being developed on a 38 acre parcel of industrial land and is being funded by a combination of debt and cash reserves. The land was purchased by Unilife Cross Farm, LLC, a subsidiary of Unilife Corporation, for US$2.0 million.
Stage one of the New Facility is designed to accommodate Unifill™ automated assembly lines with a combined annual capacity of 360 million units per year, as well as the Unitract™ 1mL automated assembly line and other contract manufacturing systems currently situated at Unilife’s Lewisberry facility. It will also include a 54,000 square foot office section that will function as Unilife’s global headquarters and support administrative, marketing, new product development, quality laboratories and other operational functions of the Company.
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Consolidated Statements of Financial Performance
(US$, in thousands, except per share data)

	Year Ended 30 June
	2010	2009
Revenues	$11,422	$19,976
Cost of sales	2,471	3,426

Gross profit	8,951	16,550

Operating expenses:
Research and development	8,495	1,048
Selling, general and administrative	28,696	14,941
Depreciation and amortization	2,314	915

Total operating expenses	39,505	16,904

Operating loss	(30,554)	(354)
Interest expense	125	249
Interest income	(1,066)	(361)
Other expense	135	275

Net loss	$(29,748)	$(517)

Loss per share:
Basic loss per share	$(0.64)	$(0.02)

Diluted loss per share	$(0.64)	$(0.02)

Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Consolidated Statement of Financial Position
(US$, in thousands except share data)

	30 June
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$20,750	$3,627
Accounts receivable	1,556	7,333
Inventories	797	1,097
Prepaid expenses and other current assets	637	223

Total current assets	23,740	12,280
Property, plant and equipment, net	29,972	9,137
Goodwill	10,792	10,235
Intangible assets, net	40	43
Other assets	273	517

Total assets	$64,817	$32,212

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,044	$1,103
Accrued expenses	2,911	6,097
Current portion of long-term debt	1,648	405
Deferred revenue	2,188	2,642

Total current liabilities	12,791	10,247
Long-term debt, less current portion	1,093	2,728
Deferred revenue	6,563	7,926

Total liabilities	20,447	20,901

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of June 30, 2010; none issued or outstanding as of June 30, 2010 and 2009	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of June 30, 2010; 54,761,848 and 36,625,802 shares issued and outstanding as of June 30, 2010 and 2009, respectively	548	366
Additional paid-in-capital	123,217	57,987
Accumulated deficit	(79,650)	(49,902)
Accumulated other comprehensive income	255	2,860

Total stockholders’ equity	44,370	11,311

Total liabilities and stockholders’ equity	$64,817	$32,212

Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Consolidated Statements of Changes in Equity
(US$, in thousands except share data)

					Accumulated
			Additional-		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total

Balance as of 1 July 2008	34,295,718	$343	$53,835	$(49,385)	$4,714	$9,507
Comprehensive loss:
Net loss	—	—	—	(517)	—	(517)
Foreign currency translation	—	—	—	—	(1,854)	(1,854)

Comprehensive loss						(2,371)
Issuance of options to purchase common stock	—	—	3,059	—	—	3,059
Issuance of common stock upon exercise of stock options	97,532	1	37	—	—	38
Issuance of common stock upon conversion of convertible notes	520,000	5	616	—	—	621
Issuance of common stock in connection with Employee Share Plan	45,885	—	—	—	—	—
Issuance of stock options in connection with the acquisition of Integrated BioSciences, Inc.	—	—	457	—	—	457
Grants of common stock	1,666,667	17	(17)	—	—	—

Balance as of 30 June 2009	36,625,802	366	57,987	(49,902)	2,860	11,311
Comprehensive loss:
Net loss	—	—	—	(29,748)	—	(29,748)
Foreign currency translation	—	—	—	—	(2,605)	(2,605)

Comprehensive loss						(32,353)
Issuance of options to purchase common stock	—	—	3,463	—	—	3,463
Issuance of common stock to employees	833,333	8	4,331	—	—	4,339
Issuance of restricted stock	1,818,000	18	2,236	—	—	2,254
Issuance of common stock upon exercise of stock options	1,606,419	17	2,332	—	—	2,349
Issuance of common stock in connection with private placement and share purchase plan, net of issuance costs	10,544,961	106	47,011	—	—	47,117
Issuance of common stock to former shareholders of Unitract Syringe Pty Limited	3,333,333	33	5,857	—	—	5,890

Balance as of 30 June 2010	54,761,848	$548	$123,217	$(79,650)	$255	$44,370

Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Consolidated Statements of Cash Flow
(US$, in thousands)

	Year ended 30 June
	2010	2009
Cash flows from operating activities:
Net loss	$(29,748)	$(517)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,314	915
Share-based compensation expense	10,056	3,059
Loss on the sale of property, plant and equipment	—	5
Changes in assets and liabilities:
Accounts receivable	5,852	(6,172)
Inventories	302	(40)
Prepaid expenses and other current assets	(385)	(126)
Other assets	270	(232)
Accounts payable	863	586
Accrued expenses	656	(506)
Deferred revenue	(2,570)	9,823

Net cash (used in) provided by operating activities	(12,390)	6,795
Cash flows from investing activities
Purchases of property, plant and equipment	(17,562)	(2,926)
Proceeds from the sale of property, plant and equipment	—	14
Purchases of certificates of deposit	(9,106)	—
Proceeds from the redemption of certificates of deposit	8,536	—

Net cash used in investing activities	(18,132)	(2,912)
Cash flows from financing activities
Proceeds from the issuance of long-term debt	—	88
Principal payments on long-term debt	(411)	(3,391)
Proceeds from the issuance of common stock, net of issuance costs	47,117	—
Proceeds from the exercise of options to purchase common stock	2,349	38
Increase in restricted cash	433	—

Net cash provided by (used in) financing activities	49,488	(3,265)
Foreign currency exchange on cash	(1,843)	122

Net increase in cash and cash equivalents	17,123	740
Cash and cash equivalents at beginning of year	3,627	2,887

Cash and cash equivalents at end of year	$20,750	$3,627

Supplemental disclosure of cash flow information
Cash paid for interest	$135	$183

Supplemental disclosure of non-cash activities
Conversion of convertible notes into common stock	$—	$621

Provision for issuance of common shares to former shareholders	$—	$5,070

Issuance of common stock to former shareholders of Unitract Syringe Pty Limited	$5,890	$—

Purchases of property, plant and equipment in accounts payable and accrued liabilities	$5,051	$—

Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

Notes to the Consolidated Financial Statements
1.	Basis of the Preparation of the Preliminary Final Report
The preliminary final report has been prepared in accordance with the ASX Listing rule 4.3A and the disclosure requirements of ASX Appendix 4E.
The preliminary final report has been prepared in accordance with accounting principles generally accepted in the United States of America.
Certain prior year amounts have been reclassified to conform to the current year presentation.
2.	The Board of Directors does not recommend that a dividend relating to the year ended 30 June 2010 be paid. As such, there is no applicable record date.
3.	Revenues
Revenues consist of the following:

	Year ended 30 June
	2010	2009
	(US$, in thousands)
Industrialization fee revenue	$6,318	$13,601
Licensing fee revenue	2,566	2,456
Product sales	2,538	3,874
Other	—	45

Total revenues	$11,422	$19,976

4.	Property, Plant and Equipment
Property, plant and equipment consist of the following:

	30 June 2010	30 June 2009
	(US$, in thousands)
Machinery and equipment	$10,848	$5,906
Furniture and fixtures	1,265	787
Construction in progress	18,560	3,041
Leasehold improvements	1,026	1,067
Land	2,036	—

	33,735	10,801

Less: accumulated depreciation and amortization	(3,763)	(1,664)

Property, plant and equipment, net	$29,972	$9,137

Construction in progress during the year ended 30 June 2010 consists primarily of amounts incurred in connection with the construction of the Company’s new manufacturing facility and related equipment. Construction in progress during the year ended 30 June 2009 consists primarily of amounts incurred in connection with the construction of machinery that will be used to manufacture the Company’s Unitract 1 mL Syringe.
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

5.	Share-Based Compensation
The following is a summary of stock option activity during the year ended 30 June 2010.

	Number of	Weighted-Average
	Options	Exercise Price
Outstanding as of 1 July 2009	6,322,500	$1.68
Granted	6,170,762	6.98
Exercised	(1,606,419)	1.38
Cancelled	(472,500)	2.73

Outstanding as of 30 June 2010	10,414,343	$4.82

Exercisable as of 30 June 2010	7,228,676	$4.96

6.	Loss per Share

	Year ended 30 June
	2010	2009
	(US$, in thousands except share and per
	share data)
Numerator
Net loss	$(29,748)	$(517)
Denominator
Weighted average number of shares used to compute basic loss per share	46,837,066	34,426,353
Effect of dilutive options to purchase common stock	—	—

Weighted average number of shares used to compute diluted loss per share	46,837,066	34,426,353

Basic loss per share	$(0.64)	$(0.02)

Diluted loss per share	$(0.64)	$(0.02)

7.	Net Tangible Assets per Security

	30 June 2010		30 June 2009
Net tangible assets per share	US$	0.61	US$	0.03
Net tangible assets per CDI	A$	0.10	A$	0.01
8.	Events Subsequent to the Balance Date
On 13 August 2010, the Company entered into a Non-Revolving Credit and Security Agreement with Univest National Bank and Trust Co., pursuant to which Univest agreed to provide the Company with a loan in an amount not to exceed US$7.0 million. The Company intends to use the proceeds to provide short-term financing for the construction of its new manufacturing facility. Borrowings under the Credit Agreement bear interest, payable monthly, at a rate equal to the greater of the Prime Rate plus one-half percent or three and three quarters percent. The Credit Agreement expires on 13 February 2011.
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757

9.	Compliance Statement
This report is based on the financial statements to which one of the following applies.

☐	The financial statements have been audited.	☐	The financial statements have been supplied to review.

☑	The financial statements are in the process of being audited or subject to review.	☐	The financial statements have not yet been audited or reviewed.

JIM BOSNJAK
Chairman
Date: 31 August 2010
Preliminary Final Report to 30 June 2010
Unilife Corporation ARBN 141 042 757